Exhibit 99.1

Footnotes to Form 4

(1)
The shares of common stock were sold in connection with a public offering of the common stock of the Issuer pursuant to the prospectus dated September 14, 2022, and accompanying registration statement on Form S-1 (File No. 333-267384). The shares were sold at a price per share equal to the public offering price, net of underwriting discounts and commissions.

(2)
Represents shares of common stock sold by the following entities: (i) 269,694 shares of common stock sold by Advent International GPE VIII Limited Partnership; (ii) 292,730 shares of common stock sold by Advent International GPE VIII-B-1 Limited Partnership; (iii) 218,263 shares of common stock sold by Advent International GPE VIII-B-2 Limited Partnership; (iv) 340,821 shares of common stock sold by Advent International GPE VIII-B-3 Limited Partnership; (v) 822,589 shares of common stock sold by Advent International GPE VIII-B Limited Partnership; (vi) 134,357 shares of common stock sold by Advent International GPE VIII-C Limited Partnership; (vii) 114,908 shares of common stock sold by Advent International GPE VIII-D Limited Partnership; (viii) 34,052 shares of common stock sold by Advent International GPE VIII-F Limited Partnership; (ix) 301,676 shares of common stock sold by Advent International GPE VIII-H Limited Partnership; (x) 280,521 shares of common stock sold by Advent International GPE VIII-I Limited Partnership; (xi) 275,670 shares of common stock sold by Advent International GPE VIII-J Limited Partnership (the funds set forth in the foregoing clauses (i)-(xi), the “Advent VIII Luxembourg Funds”); (xii) 632,604 shares of common stock sold by Advent International GPE VIII-A Limited Partnership; (xiii) 127,967 shares of common stock sold by Advent International GPE VIII-E Limited Partnership; (xiv) 217,040 shares of common stock sold by Advent International GPE VIII-G Limited Partnership; (xv) 129,348 shares of common stock sold by Advent International GPE VIII-K Limited Partnership; (xvi) 117,554 shares of common stock sold by Advent International GPE VIII-L Limited Partnership (the funds set forth in the foregoing clauses (xii)-(xvi), the “Advent VIII Cayman Funds”); (xvii) 9,954 shares of common stock sold by Advent Partners GPE VIII Limited Partnership; (xviii) 62,037 shares of common stock sold by Advent Partners GPE VIII Cayman Limited Partnership; (xix) 11,961 shares of common stock sold by Advent Partners GPE VIII-A Limited Partnership; (xx) 8,276 shares of common stock sold by Advent Partners GPE VIII-A Cayman Limited Partnership; and (xxi) 97,978 shares of common stock sold by Advent Partners GPE VIII-B Cayman Limited Partnership (the funds set forth in the foregoing clauses (xvii)-(xxi), the “Advent VIII Partners Funds” and together with the Advent VIII Luxembourg Funds and the Advent VIII Cayman Funds, the “Advent VIII Funds”).

(3)
Following the reported transactions, Advent International Corporation (“Advent”) manages funds that collectively own 42,239,784 shares of common stock of the Issuer, which are represented as follows: (i) 2,531,514 shares of common stock held by Advent International GPE VIII Limited Partnership; (ii) 2,747,739 shares of common stock held by Advent International GPE VIII-B-1 Limited Partnership; (iii) 2,048,757 shares of common stock held by Advent International GPE VIII-B-2 Limited Partnership; (iv) 3,199,157 shares of common stock held by Advent International GPE VIII-B-3 Limited Partnership; (v) 7,721,347 shares of common stock held by Advent International GPE VIII-B Limited Partnership; (vi) 1,261,153 shares of common stock held by Advent International GPE VIII-C Limited Partnership; (vii) 1,078,593 shares of common stock held by Advent International GPE VIII-D Limited Partnership; (viii) 319,628 shares of common stock held by Advent International GPE VIII-F Limited Partnership; (ix) 2,831,712 shares of common stock held by Advent International GPE VIII-H Limited Partnership; (x) 2,633,144 shares of common stock held by Advent International GPE VIII-I Limited Partnership; (xi) 2,587,609 shares of common stock held by Advent International GPE VIII-J Limited Partnership; (xii) 5,938,027 shares of common stock held by Advent International GPE VIII-A Limited Partnership; (xiii) 1,201,173 shares of common stock held by Advent International GPE VIII-E Limited Partnership; (xiv) 2,037,267 shares of common stock held by Advent International GPE VIII-G Limited Partnership; (xv) 1,214,140 shares of common stock held by Advent International GPE VIII-K Limited Partnership; (xvi) 1,103,430 shares of common stock held by Advent International GPE VIII-L Limited Partnership; (xvii) 93,435 shares of common stock held by Advent Partners GPE VIII Limited Partnership; (xviii) 582,318 shares of common stock held by Advent Partners GPE VIII Cayman Limited Partnership; (xix) 112,274 shares of common stock held by Advent Partners GPE VIII-A Limited Partnership; (xx) 77,679 shares of common stock held by Advent Partners GPE VIII-A Cayman Limited Partnership; and (xxi) 919,688 shares of common stock held by Advent Partners GPE VIII-B Cayman Limited Partnership.

(4)
GPE VIII GP S.à.r.l. is the general partner of the Advent VIII Luxembourg Funds. GPE VIII GP Limited Partnership is the general partner of the Advent VIII Cayman Funds. AP GPE VIII GP Limited Partnership is the general partner of the Advent VIII Partners Funds. Advent International GPE VIII, LLC is the manager of GPE VIII GP S.à.r.l. and the general partner of each of GPE VIII GP Limited Partnership and AP GPE VIII GP Limited Partnership. Advent is the manager of Advent International GPE VIII, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent VIII Funds.

(5)
Each Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of its pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of any of the reported shares for purposes of Section 16 or any other purpose.